Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”), dated as of March 12, 2008, by and between IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company” or “Buyer”), and LINC Media, Inc., a corporation organized and existing under the laws of Japan (the “Seller”).

W I T N E S S E T H

WHEREAS, the Company and Seller are parties to the Asset Purchase Agreement, dated October 22, 2007 (the “Purchase Agreement”), pursuant to which the Company is purchasing the IT Outsourcing Business Division of the Seller (“Outsourcing Business”);

WHEREAS, the Company and Seller are parties to a Promissory Note attached to the Purchase Agreement, dated October 22, 2007 (the “Note”), pursuant to the Company shall pay the Seller US$720,000.00 on November 30, 2007;

WHEREAS, the Company and Seller are parties to a Promissory Note attached to the Purchase Agreement, dated October 22, 2007 (the “Note”), pursuant to the Company shall pay the Seller US$200,000.00 on February 29, 2008;

WHEREAS, the Company and Seller are parties to a Promissory Note attached to the Purchase Agreement, dated October 22, 2007 (the “Note”), pursuant to the Company shall pay the Seller US$1,200,000.00 on February 29, 2008;

WHEREAS, the Company and Seller are parties to the Performance Agreement, dated October 22, 2007 (the “Performance Agreement”), pursuant to Seller shall receive shares of the Company’s common stock, based on the Outsourcing Business’ achievement of certain performance metrics;

WHEREAS, the Company and Seller are parties to the Amendment Agreement, dated February 22, 2008 (the “Amendment Agreement”), pursuant to which the Company and Seller agreed to amend certain terms of the Purchase Agreement related to the purchase of the IT Outsourcing Business Division from the Seller;

WHEREAS, the parties wish to terminate the Purchase Agreement, Note Payable and Performance Agreements as provided herein.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties hereby agree as follows:

1.	TERMINATION OF THE ASSET PURCHASE AGREEMENT AND RELATED NOTES PAYABLE, PERFORMANCE AGREEMENT AND AMENDMENT AGREEMENT.

Due to US market conditions, the parties agree to terminate the Asset Purchase Agreement and all Notes Payable, the Performance Agreement and the Amendment Agreements listed above. Seller keeps the $110,000 paid to date, less the $10,000 deducted for legal fees. There are no additional fees or cash payments or stock issuances required by the Company or the Seller.

2.	MISCELLANEOUS.

a.	This Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

The foregoing Amendment is hereby executed effective as of the date first set first set forth above.

IA Global, Inc.	LINC Media Inc.

/s/ Derek Schneideman	/s/ Terrie Lloyd
Derek Schneideman, CEO	Terrie Lloyd, President